Exhibit 23.1
Consent of Independent Certified Public Accountant

The Board of Directors
Consolidated Pictures Corp.:

I consent to the use of my report dated March 26, 2002 in the Post-effective
Amendment No. 1 to the Registration Statement on Form SB-2 relating to the financial statements of Consolidated Pictures Corp. which is contained in that
Post-effective Amendment. I also consent to the reference to the undersigned under the heading "Experts" therein.

/s/ Michael F. Cronin

Rochester, New York
August 26, 2002